Exhibit 5.1

[WILLIAMS MULLEN]

November 8, 2002

Board of Directors
Hilb, Rogal and Hamilton Company
4951 Lake Brook Drive, Suite 500
Glen Allen, Virginia 23060

Ladies and Gentlemen:

This letter is in reference to the Registration Statement on Form S-3 (the “Registration Statement”) filed by Hilb, Rogal and Hamilton Company (the “Company”) with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), for the registration under the Act of 29,520 shares of the Company’s Common Stock, without par value (the “Shares”). The shares are in addition to the 1,957,300 shares of the Company’s Common Stock registered on a Registration Statement on Form S-3 filed by the Company on September 20, 2002, and an additional 83,950 shares of the Company’s Common Stock registered on an amended Registration Statement on Form S-3 filed by the Company on October 31, 2002, to be sold by the Company and The Phoenix Companies, Inc. pursuant to an Underwriting Agreement filed as an exhibit to the September 20, 2002, Registration Statement.

We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

The opinion expressed herein is limited in all respects to the application of the law of the Commonwealth of Virginia.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that the Shares are validly issued, fully paid and non-assessable under the laws of the Commonwealth of Virginia.

Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is incorporated by reference into the Registration Statement.

Very truly yours,

WILLIAMS, MULLEN, CLARK & DOBBINS, P.C.

By:	/s/ ROBERT E. SPICER, JR.
A Shareholder
A Professional Corporation

MICHIGAN    •    VIRGINIA    •    WASHINGTON, D.C.    •    LONDON
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www.williamsmullen.com